Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

CORONADO ACQUISITION SUB INC.

ARTICLE I

CORPORATE OFFICES

1.       Principal and Registered Offices. The principal office of Coronado Acquisition Sub Inc. (the “Corporation”) shall be located at such place as the Board of Directors may specify from time to time. The registered office of the Corporation shall be located at 2711 Centerville Roa d, Suite 400, Wilmington, New Castle County, Delaware 19808.

2.       Other Offices. The Corporation may have offices at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

1.       Place of Meeting. Meetings of stockholders shall be held at the principal office of the Corporation or at such other place or places, either within or without the State of Delaware, as shall be designated by the Board of Directors. In the absence of any such designation, meetings of stockholders shall be held at the principal executive office of the Corporation.

2.       Annual Meeting. The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. At the annual meeting, directors shall be elected and any other proper business may be transacted.

3.       Special Meeting. A special meeting of the stockholders for any purpose or purposes may be called at any time by the Chief Executive Officer, and shall be called by the Secretary at the written request of, or by resolution adopted by, (a) a unanimous vote of the Board of Directors or (b) the holders of a majority of all of the outstanding shares of capital stock of the Corporation entitled to vote at such meeting, in which case, such request shall state the purpose of the proposed meeting.

4.       Notice of Meetings. Written or printed notice, stating the place, date and hour of the meeting and, in the case of a special meeting, briefly describing the purpose or purposes of the meeting, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting, to each stockholder of record entitled to vote at the meeting. Such notice shall be given either personally or by first-class mail or by telegraphic or other written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of such stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

5.       Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of the State of Delaware (or any successor statute) (as amended from time to time, the “DGCL”).

6.       Quorum. Except as otherwise provided by law, the holders of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting. In the absence of a quorum, the chairman of the meeting shall have the power to adjourn the meeting in accordance with Article II, Section 7, of these Bylaws. If a quorum is initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the stockholders initially constituting a quorum for that meeting.

7.       Adjourned Meeting. When a meeting is adjourned to another time and place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

8.       Voting of Shares. Each outstanding share of voting capital stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders, except as otherwise provided in the Certificate of Incorporation of the Corporation. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation or these Bylaws, if a quorum is present (a) directors shall be elected by a plurality of the votes of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the election of directors and (b) the affirmative vote of the holders of a majority of shares of capital stock of the Corporation present in person or by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders of the Corporation in all matters other than the election of directors.

9.       Action Without Meeting. Any action which the stockholders could take at a meeting may be taken without a meeting if one or more written consents, setting forth the action taken, shall be signed, before or after such action, by all the stockholders who would be entitled to vote upon the action at a meeting. The consent shall be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. If by law, the Corporation is required to give its nonvoting stockholders written notice of the proposed action, it shall do so at least ten (10) days before the action is taken, and such notice must contain or be accompanied by the same material that would have been required by law to be sent to nonvoting stockholders in a notice of meeting at which the proposed action would have been submitted to the stockholders for action.

10.       Record Date for Stockholder Notice. The Board of Directors may fix a date as the record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders. Such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not be more than sixty (60) days or less than ten (10) days prior to the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

11.       List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock records, either directly or through a transfer agent appointed by the Board of Directors, to prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

12.       Inspectors of Elections.

(a)       Appointment of Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors may appoint one or more persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any such meeting may, and on the request of any stockholder or his or her proxy shall, appoint inspectors of election at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the person acting as chairman.

(b)       Duties of Inspectors. The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies and ballots, receive votes, ballots or consents, count and tabulate all votes and ballots, determine the results, retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, certify their determination of the number of shares represented at the meeting and their count of all votes and ballots, and do such acts as may be proper to conduct the election or vote with fairness to all stockholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.

(c)       Vote of Inspectors. If there are more than one inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

(d)       Report of Inspectors. On request of the chairman of the meeting or of any stockholder or his or her proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them is prima facie evidence of the facts stated herein.

ARTICLE III

BOARD OF DIRECTORS

1.       General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided by law, the Certificate of Incorporation of the Corporation or these Bylaws.

2.       Number, Term and Qualification. The Board of Directors of the Corporation shall consist of at least two (2) but not more than five (5) members, which number shall be determined, from time to time, by resolution adopted by the Board of Directors.

Each director shall hold office until the next annual meeting of stockholders at which his or her term expires and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal pursuant to these Bylaws. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

3.       Removal. Except as provided in the Certificate of Incorporation or under applicable law, directors may be removed from office by a vote of the holders of a majority of the shares of capital stock of the Corporation then entitled to vote at an election of directors.

4.       Resignation. Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall be effective upon the giving of such notice or at such later time as shall be specified therein. The acceptance of such resignation shall not be necessary to make it effective.

5.       Vacancies. Any vacancies occurring on the Board of Directors for any reason (including death, resignation, disqualification, removal or other causes) and any newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, even if less than a quorum, at any meeting of the Board of Directors. Notwithstanding the immediately preceding sentence, the Board of Directors may by resolution determine that any such vacancies or newly created directorships shall be filled by the stockholders of the Corporation. Any director elected in accordance with the foregoing provisions shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier resignation or removal pursuant to these Bylaws.

6.       Compensation. Directors and members of committees may receive such compensation, if any, for their services as such and may be reimbursed for expenses of attendance at meetings of the Board of a committee as may be fixed or determined by resolution of the Board of Directors. Any director may serve the Corporation in any other capacity and receive compensation therefor.

ARTICLE IV

MEETINGS OF DIRECTORS

1.       Annual Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held immediately following the annual meeting of the stockholders at the place where such meeting is held. Notice of annual meetings shall not be required.

2.       Regular Meetings. The Board of Directors may by resolution provide for the holding of regular meetings of the Board on specified dates and at specified times. If any date for which a regular meeting is scheduled shall be a legal holiday, the meeting shall be held on the next business day that is not a legal holiday. Regular meetings of the Board of Directors shall be held at the principal executive office of the Corporation or at such other place as may be determined by resolution of the Board of Directors. Notice of regular meetings shall not be required.

3.       Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the Secretary or any two directors. Such meetings may be held at the time and place designated in the notice of the meeting.

4.       Notice of Special Meetings. Notice of the time and place of special meetings shall be given to each director (a) in a writing mailed not less than five days before such meeting addressed to the residence or usual place of business of a director, (b) by telecopy or telegram sent not less than two days before such meeting to the residence or usual place of business of a director or (c) in person or by telephone delivered not less than one day before such meeting. Attendance by a director at a meeting for which notice is required shall constitute a waiver of notice, except where a director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called. Except as otherwise herein provided, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice of such meeting.

5.       Quorum. A majority of the number of directors fixed from time to time by the Board of Directors shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. If a quorum is initially present, the Board of Directors may continue to transact business, notwithstanding the withdrawal of enough directors to leave less than a quorum, if any action taken is approved by a majority of the directors initially constituting a quorum for that meeting.

6.       Adjourned Meeting. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting of the Board of Directors to another time and place. Notice of the time and place of holding an adjourned meeting of the Board of Directors need not be given unless the meeting is adjourned for more than forty-eight (48) hours. If the meeting is adjourned for more than forty-eight (48) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Article IV, Section 4 of these Bylaws, to the directors who were not present at the time of the adjournment.

7.       Manner of Acting. Except as otherwise provided by law, these Bylaws or the Certificate of Incorporation of the Corporation, the act of the majority of the directors present at a duly held meeting at which a quorum is present shall be the act of the Board of Directors.

8.       Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors, whether done before or after the action is taken. Such unanimous written consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any articles, certificates or documents filed with the Secretary of State of Delaware, or any other state wherein the Corporation may do business.

9.       Meeting by Use of Conference Telephone. Any one or more directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other, and such participation in a meeting shall be deemed presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE V

COMMITTEES

1.       Designation of Committees. The Board of Directors may, by resolution passed by a majority of the full Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in these Bylaws or in the resolution of the Board of Directors establishing the same, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, that no such committee shall have the power or authority to (a) amend the Certificate of Incorporation of the Corporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the DGCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (b) adopt an agreement of merger or consolidation under Sections 251, 252, 254 through 258, 263 or 264 of the DGCL, (c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, (d) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or (e) amend these Bylaws; and, unless the resolution, these Bylaws or the Certificate of Incorporation of the Corporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL. Such committees or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

2.       Minutes. Each committee shall keep minutes of its proceedings and shall report thereon to the Board of Directors when required.

3.       Meetings and Action of Committees. Meetings and actions of committees shall be governed by, and held in accordance with, the following provisions of Article IV of these Bylaws: Section 2 (regular meetings), Section 3 (special meetings), Section 4 (notice of special meetings), Section 5 (quorum), Section 6 (adjourned meeting), Section 7 (manner of acting), Section 8 (action without meeting) and Section 9 (meeting by use of conference telephone), with such changes in the context of such Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors, and that notice of special meetings of committees shall also be given to all alternative members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE VI

OFFICERS

1.       Titles. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chief Executive Officer, a Secretary and a Treasurer. The Board of Directors may also elect a Controller and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers and such other officers as it shall deem necessary. Except as otherwise provided in these Bylaws, the additional officers shall have the authority and perform the duties as from time to time may be prescribed by the Board of Directors. Any two or more offices may be held by the same individual, but no officer may act in more than one capacity where action of two or more officers is required.

2.       Election and Term. The officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board held each year immediately following the annual meeting of the stockholders or at any other duly held meeting of the Board of Directors, and each officer shall hold office until the next annual meeting at which officers are to be elected and until his or her successor is elected and qualified, or until his or her earlier resignation or removal pursuant to these Bylaws.

3.       Removal. Any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, by the Board of Directors, but removal shall be without prejudice to any contract rights of the individual removed. Election or appointment of an officer or agent shall not of itself create contract rights.

4.       Resignation. Any officer of the Corporation may resign at any time by giving written notice to the Corporation. Such resignation shall be effective upon the giving of such notice or at such later time as shall be specified therein. The acceptance of such resignation shall not be necessary to make it effective.

5.       Vacancies. Any vacancies among the officers for any reason (including death, resignation, disqualification, removal or other causes) may be filled by the Board of Directors in the manner prescribed in these Bylaws for regular elections to that office.

6.       Compensation. The compensation of the officers shall be fixed by or under the direction of the Board of Directors. No officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the Corporation.

7.       Chairman of the Board. The Chairman of the Board of Directors, if any, shall preside at meetings of the Board of Directors and at meetings of stockholders. The Chairman of the Board of Directors may but need not be an employee of the Corporation. In addition, the Chairman of the Board of Directors shall have such other authority and shall perform such other duties as may from time to time be conferred upon him herein or by the Board of Directors.

8.       Chief Executive Officer. The Chief Executive Officer shall have general charge of the business and affairs of the Corporation, shall have final decision-making authority in the conduct of all business affairs of the Corporation. The Chief Executive Officer may perform such acts, not inconsistent with the applicable law or the provisions of these Bylaws, usually performed by the principal executive officer of a corporation and may sign and execute all authorized notes, bonds, contracts and other obligations in the name of the Corporation. The Chief Executive Officer shall have such other powers and perform such other duties as the Board of Directors shall designate or as may be provided by applicable law or elsewhere in these Bylaws.

9.       Vice Presidents. Each Vice President shall have such powers and perform such duties as shall be assigned to him by the Board of Directors.

10.       Secretary. The Secretary shall keep, or cause to be kept, accurate records of the acts and proceedings of all meetings of stockholders and of the Board of Directors and shall give all notices required by law and by these Bylaws. The Secretary shall have general charge of the corporate books and records and of any corporate seal and shall affix the corporate seal to any lawfully executed instrument requiring it. The Secretary shall have general charge of the stock transfer books of the Corporation and shall keep, or cause to be kept, at the principal office of the Corporation a record of stockholders, showing the name and address of each stockholder and the number and class of the shares held by each stockholder. The Secretary shall sign such instruments as may require the signature of the Secretary, and in general may perform such acts, not inconsistent with the applicable law or the provisions of these Bylaws, usually performed by the secretary of a corporation. The Secretary shall have such other powers and perform such other duties as the Board of Directors shall designate from time to time.

11.       Assistant Secretaries. Each Assistant Secretary shall have such powers and perform such duties as may be assigned by the Board of Directors, and the Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability to act.

12.       Treasurer and Assistant Treasurers. The Treasurer and Assistant Treasurers shall have the custody of the corporate funds and securities and shall keep and maintain, or cause to be kept and maintained, full and accurate accounts of receipts and disbursements. The Treasurer and Assistant Treasurers shall deposit all monies and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer and Assistant Treasurers shall disburse funds of the Corporation as may be ordered by the Board of Directors or the Chief Executive Officer, taking proper vouchers for such disbursements. The Treasurer and Assistant Treasurers shall also have such powers and perform such duties incident to the office as may be assigned from time to time by the Board of Directors.

13.       Controller and Assistant Controllers. The Controller shall have charge of the accounting affairs of the Corporation and shall have such other powers and perform such other duties as the Board of Directors shall designate. Each Assistant Controller shall have such powers and perform such duties as may be assigned by the Board of Directors, and the Assistant Controllers shall exercise the powers of the Controller during that officer’s absence or inability to act.

14.       Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend, act and vote at meetings of the stockholders of any Corporation in which this Corporation may hold stock, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner, the Corporation might have possessed and exercised. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

ARTICLE VII

CAPITAL STOCK

1.       Certificates. Certificates for shares of the capital stock of the Corporation shall be in such form not inconsistent with the certificate of incorporation of the Corporation as shall be approved by the Board of Directors. The certificates shall be consecutively numbered or otherwise identified. The name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer records of the Corporation. Each certificate shall be signed by the Chief Executive Officer and by the Secretary or any Assistant Secretary; provided, that where a certificate is signed by a transfer agent of the Corporation, the signatures of such officers of the Corporation upon the certificate may be by facsimile, engraved or printed. Each certificate shall be sealed with the seal of the Corporation, if any, or a facsimile thereof.

2.       Transfer of Shares. Transfer of record of shares of stock of the Corporation shall be made on the stock transfer books of the Corporation only upon surrender of the certificate for the shares sought to be transferred by the record holder or by a duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

3.       Restrictions on Transfer of Shares. The Corporation shall have the power to enter into and perform any agreement with any stockholders of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

4.       Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars of transfers and may require all stock certificates to be signed or countersigned by the transfer agent and registered by the registrar of transfers.

5.       Regulations. The Board of Directors shall have power and authority to make rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of capital stock of the Corporation.

6.       Lost Certificates. The Board of Directors may authorize the issuance of a new certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit from the person explaining the loss or destruction. When authorizing issuance of a new certificate, the Board of Directors may require the claimant to give the Corporation a bond in a sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board of Directors may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring a bond.

ARTICLE VIII

INDEMNIFICATION

1.       Nature of Indemnity. The Corporation shall indemnify, to the fullest extent permitted by the DGCL and other applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “proceeding”), by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee, manager or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding had no reasonable cause to believe his or her conduct was unlawful; provided that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (i) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (ii) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, but subject to Article VIII, paragraph 5 of these Bylaws, the Corporation shall not be obligated to indemnify a director or officer of the Corporation in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized in the specific case by the Board of Directors.

The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2.        Successful Defense. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Article VIII, Section 1 (Nature of Indemnity) of these Bylaws or in defense of any claim, issue or matter therein, he or she shall be indemnified by the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

3.        Determination that Indemnification is Proper. Any indemnification of a present or former director or officer of the Corporation under Article VIII, Section 1 (Nature of Indemnity) of these Bylaws (unless ordered by a court) shall be made by the Corporation only upon a determination that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct set forth in Article VIII, Section 1 (Nature of Indemnity) of these Bylaws. Any such determination shall be made, with respect to a person who is a director or officer at the time of such determination (i) by a majority vote of the directors who are not parties to such proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders.

4.        Advancement of Expenses. Expenses (including attorneys’ fees) incurred by a present or former director or officer in defending any civil, criminal, administrative or investigative proceeding shall be paid by the Corporation prior to the final disposition of such proceeding upon written request by such person and delivery of an undertaking by such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation under this Article VIII or applicable law; provided that the Board of Directors may not require such director or officer to post any bond or otherwise provide any security for such undertaking. The Corporation or, in respect of a present director or officer, the Board of Directors may authorize the Corporation’s counsel to represent (subject to applicable conflict of interest considerations) such present or former director or officer in any proceeding, whether or not the Corporation is a party to such proceeding.

5.        Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Corporation under Article VIII, Sections 1 (Nature of Indemnity) and 2 (Successful Defense) of these Bylaws, or advance of expenses to such persons under Article VIII, Section 4 (Advancement of Expenses) of these Bylaws, shall be made promptly, and in any event within 30 days, upon the written request by or on behalf of such person (together with supporting documentation). If a determination by the Corporation that such person is entitled to indemnification pursuant to this Article VIII is required, and the Corporation fails to respond within 60 days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article VIII shall be enforceable by such person in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified, to the fullest extent permitted by law, by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Article VIII, Section 4 (Advancement of Expenses) of these Bylaws where the required undertaking, if any, has been received by or tendered to the Corporation) that the claimant has not met the standard of conduct set forth in Article VIII, Section 1 (Nature of Indemnity) of these Bylaws, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Article VIII, Section 1 (Nature of Indemnity) of these Bylaws, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

6.        Contract Right; Non-Exclusivity; Indemnification Priority Survival.

(a)       The rights to indemnification and advancement of expenses provided by this Article VIII shall be deemed to be separate contract rights between the Corporation and each director and officer who serves in any such capacity at any time while these provisions as well as the relevant provisions of the DGCL are in effect and any repeal or modification thereof shall not adversely affect any right or obligation then existing with respect to any state of facts then or previously existing or any proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such “contract rights” may not be modified retroactively as to any present or former director or officer without the consent of such director or officer.

(b)       The rights to indemnification and advancement of expenses provided by this Article VIII shall continue as to a person who has ceased to be a director or officer and shall not be deemed exclusive of any other rights to which a present or former director or officer of the Corporation seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise provided, that to the extent that that an indemnitee is entitled to be indemnified by the Corporation pursuant to this Article VIII and by any stockholder of the Corporation or any affiliate of any such stockholder (other than the Corporation) under any other agreement or instrument, or by any insurer under a policy maintained by such stockholder or affiliate, the obligations of the Corporation pursuant to this Article VIII shall be primary, and the obligations of such stockholder, affiliate or insurer secondary and the Corporation shall not be entitled to contribution or indemnification from or subrogation against such stockholder or affiliate.

(c)       The rights to indemnification and advancement of expenses provided by this Article VIII to any present or former director or officer shall inure to the benefit of the heirs, executors and administrators of such a person.

7.        Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VIII.

8.        Subrogation. In the event of payment under this Article VIII, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all documents, and do all acts, that as the Corporation may reasonably request to secure such rights, including the execution of such documents as the Corporation may reasonably request to enable the Corporation effectively to bring suit to enforce such right.

9.        Employees and Agents. The Board of Directors, or any officer authorized by the Board of Directors generally or in the specific case to make indemnification decisions, may cause the Corporation to indemnify any present or former employee or agent of the Corporation in such manner and for such liabilities as the Board of Directors may determine, up to the fullest extent permitted by the DGCL and other applicable law.

10.        Interpretation; Severability. Terms defined in Sections 145(h) or (i) of the DGCL have the meanings set forth in such sections when used in this Article VIII. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any proceeding, whether, civil, criminal, administrative, investigative or otherwise, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE IX

GENERAL PROVISIONS

1.       Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends out of its earned surplus on its outstanding shares in the manner and upon the terms and conditions provided by law.

2.       Record Date for Purposes Other Than Stockholder Notice. The Board of Directors may fix a date as the record date for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not precede the date upon which the resolution fixing the record date is adopted and shall not be more than sixty (60) days prior to such action. If no record date is fixed by the Board of Directors, the record date for determining stockholders for any such purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating thereto.

3.       Seal. The corporate seal shall be in such form as the Board of Directors may determine from time to time.

4.       Waiver of Notice. Whenever notice is required to be given to a stockholder, director or other person under the provisions of these Bylaws, the certificate of incorporation of the Corporation or by applicable law, a waiver in writing signed by the person or persons entitled to the notice, whether before or after the time stated in the notice, shall be equivalent to giving the notice.

5.       Depositories and Checks. All funds of the Corporation shall be deposited in the name of the Corporation in such bank, banks or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.

6.       Bond. The Board of Directors may by resolution require any or all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board.

7.       Loans to Officers. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

8.       Fiscal Year. The fiscal year of the Corporation shall be the 52 or 53 week period ending on the Sunday nearest to January 31 of each year or such other period as the Board of Directors shall from time to time determine.

9.       Amendments. These Bylaws may be amended or repealed and new Bylaws adopted by the Board of Directors. In addition, except as otherwise provided herein and without limiting the foregoing sentence, these Bylaws may be amended or repealed and new Bylaws may be adopted by the affirmative vote of the holders of a majority of the capital stock issued and outstanding and entitled to vote at any meeting of stockholders or by resolution adopted by the affirmative vote of not less than a majority of the number of directors of the Corporation.